Exhibit 99.1

Alliance Laundry Holdings LLC Reports 3rd Quarter 2008 Earnings

RIPON, Wis.--(BUSINESS WIRE)--November 10, 2008--Alliance Laundry Holdings LLC announced today results for the three and nine months ended September 30, 2008.

Net revenues for the quarter ended September 30, 2008 increased $4.2 million, or 3.7%, to $117.6 million from $113.4 million for the quarter ended September 30, 2007. Our net income for the quarter ended September 30, 2008 was $4.2 million as compared to $1.2 million for the quarter ended September 30, 2007. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the quarter ended September 30, 2008 increased $2.7 million to $19.1 million from $16.4 million for the quarter ended September 30, 2007.

The overall net revenue increase of $4.2 million was primarily attributable to higher commercial laundry revenues of $3.2 million, higher service parts revenues of $0.7 million and higher consumer laundry revenues of $1.0 million, partially offset by higher worldwide sales eliminations of $0.6 million. The increase in commercial laundry revenues included $0.9 million of higher North American commercial equipment revenue and $3.3 million of higher international revenue which were partially offset by $0.8 million of lower earnings from our off-balance sheet equipment financing program.

The overall net income increase of $3.0 for the quarter ended September 30, 2008 was primarily attributable to higher gross profit of $1.2 million, lower selling, general and administrative expense of $2.1 million, and lower interest expense of $2.4 million, partially offset by a higher provision for income taxes of $2.8 million.

Net revenues for the nine months ended September 30, 2008 increased $23.1 million, or 7.1%, to $350.0 million from $326.9 million for the nine months ended September 30, 2007. Our net income for the nine months ended September 30, 2008 was $10.5 million as compared to $5.4 million for the nine months ended September 30, 2007. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for the nine months ended September 30, 2008 increased $7.4 million to $57.3 million from $49.9 for the nine months ended September 30, 2007.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “We are extremely pleased with our top and bottom line performance for the quarter and nine months, particularly given the turbulence in the global financial markets and the difficult economic conditions we face in both the U.S. and Europe.”

L’Esperance concluded, “We have seen a drop in demand in North America and Europe during the third quarter, and we do not expect market conditions to improve in the near term. In anticipation of this continuing environment, we have already taken steps to reduce our workforce and reduce spending accordingly. Overall, we are confident that our strong market position, continued focus on our strategic priorities and our ability to control costs should enable Alliance to manage the current economic challenges while maintaining our commitment to long-term profitable growth.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income before interest expense, income tax provision and depreciation and amortization, and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and six months ended September 30, 2008 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European Operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; the availability of borrowings under our Revolving Credit Facility; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to our Annual Reports on Form 10-K.

Financial information for Alliance Laundry Holdings LLC appears on the next six pages for the three and nine months ended September 30, 2008.

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$ 11,389	$ 10,594
Accounts receivable, net	17,558	13,406
Inventories, net	68,525	57,609
Beneficial interests in securitized accounts receivable	27,749	29,046
Deferred income tax asset, net	-	2,481
Other current assets and restricted cash	3,377	2,634
Total current assets	128,598	115,770

Notes receivable, net	3,577	3,601
Property, plant and equipment, net	70,361	71,925
Goodwill	182,792	183,865
Beneficial interests in securitized financial assets	24,637	21,895
Deferred income tax asset, net	7,068	7,068
Debt issuance costs, net	6,662	8,146
Intangible assets, net	143,178	148,017
Total assets	$ 566,873	$ 560,287

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$ 239	$ 601
Revolving credit facility	9,000	-
Accounts payable	22,292	26,111
Deferred income tax liability, net	2,561	-
Other current liabilities	43,381	38,763
Total current liabilities	77,473	65,475

Long-term debt and capital lease obligations	325,629	341,187
Deferred income tax liability, net	5,619	6,044
Other long-term liabilities	5,606	6,343
Total liabilities	414,327	419,049

Commitments and contingencies
Member(s)' equity	152,546	141,238
Total liabilities and member(s)' equity	$ 566,873	$ 560,287

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Net revenues:
Equipment and service parts	$ 116,430	$ 111,396	$ 345,833	$ 320,856
Equipment financing, net	1,194	1,981	4,149	6,013
Net revenues	117,624	113,377	349,982	326,869
Cost of sales	89,549	86,479	259,105	244,380
Gross profit	28,075	26,898	90,877	82,489

Selling, general and administrative expense	13,602	15,728	50,779	47,761
Securitization, impairment and other costs	3	32	556	782
Total operating expenses	13,605	15,760	51,335	48,543
Operating income	14,470	11,138	39,542	33,946

Interest expense	6,962	9,410	22,179	25,871
Income before taxes	7,508	1,728	17,363	8,075
Provision for income taxes	3,303	523	6,886	2,631
Net income	$ 4,205	$ 1,205	$ 10,477	$ 5,444

ALLIANCE LAUNDRY HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended
	September 30,	September 30,
	2008	2007

Cash flows from operating activities:
Net income	$ 10,477	$ 5,444
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	14,135	14,222
Non-cash interest expense from interest rate swaps	797	719
Non-cash loss on commodity & foreign exchange contracts, net	1,554	-
Non-cash executive unit compensation	2,052	2,706
Non-cash income from loan forgiveness	(262)	-
Non-cash charge for pension plan accrual	479	-
Deferred income taxes	4,760	160
Loss on sale of property, plant and equipment	222	70
Changes in assets and liabilities:
Accounts receivable	(4,418)	(1,912)
Inventories	(11,433)	(8,875)
Other assets	(2,026)	(228)
Accounts payable	(3,504)	6,561
Other liabilities	(532)	(5,657)
Net cash provided by operating activities	12,301	13,210

Cash flows used in investing activities:
Capital expenditures	(7,153)	(5,931)
Transfer to restricted cash	(500)	-
Proceeds on disposition of assets	252	1,178
Net cash used in investing activities	(7,401)	(4,753)

Cash flows from/(used in) financing activities:
Principal payments on long-term debt	(15,457)	(9,428)
Net increase in revolving line of credit borrowings	9,000	-
Member contributions	2,806	-
Net cash used in financing activities	(3,651)	(9,428)

Effect of exchange rate changes on cash and cash equivalents	(454)	363

Increase (decrease) in cash and cash equivalents	795	(608)
Cash and cash equivalents at beginning of period	10,594	11,221
Cash and cash equivalents at end of period	$ 11,389	$ 10,613

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 23,630	$ 25,488
Cash paid for income taxes	$ 1,395	$ 1,442

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three Ended September 30, 2008 (Dollars in Thousands):

	Three Months Ended
	September 30,	September 30,
	2008	2007

Net income	$ 4,205	$ 1,205
Provision for income taxes	3,303	523
Interest expense	6,962	9,410
Depreciation and amortization (a)	4,466	4,851
Non-cash interest income included
in amortization above	(450)	(544)
EBITDA	18,486	15,445
Finance program adjustments (b)	490	(595)
Other non-recurring charges (c)	3	668
Other non-cash charges (d)	95	902
Adjusted EBITDA	19,074	16,420

Interest expense	(6,962)	(9,410)
Non-cash interest income included
in amortization above	450	544
Other non-cash interest	(89)	377
Finance program adjustments (b)	(490)	595
Other non-recurring charges (c)	(3)	(668)
Cash taxes paid and payable	(423)	(636)
Loss on sale of property, plant and equipment	187	50
Changes in assets and liabilities	(12,218)	(6,629)
Net cash provided by (used in) operating activities	$ (474)	$ 643

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c) Other non-recurring charges for the quarter ended September 30, 2007 consist of $0.6 million of investigatory and audit costs related to the restatements which are included in the selling, general and administrative expense line of our condensed consolidated statements of operations and $0.1 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our condensed consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the quarter ended September 30, 2008 relate to $1.4 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations partially offset by $1.3 million of non-cash gains for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

  Other non-cash charges for the quarter ended September 30, 2007 relate to $0.9 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

Reconciliation of Net income to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Nine Months Ended September 30, 2008 (Dollars in Thousands):

	Nine Months Ended
	September 30,	September 30,
	2008	2007

Net income	$ 10,477	$ 5,444
Provision for income taxes	6,886	2,631
Interest expense	22,179	25,871
Depreciation and amortization (a)	14,135	14,222
Non-cash interest income included
in amortization above	(1,484)	(1,615)
EBITDA	52,193	46,553
Finance program adjustments (b)	896	(1,494)
Other non-recurring charges (c)	556	2,136
Other non-cash charges (d)	3,606	2,706
Adjusted EBITDA	57,251	49,901

Interest expense	(22,179)	(25,871)
Non-cash interest income included
in amortization above	1,484	1,615
Other non-cash interest	797	719
Finance program adjustments (b)	(896)	1,494
Other non-recurring charges (c)	(556)	(2,136)
Cash taxes paid and payable	(2,126)	(2,471)
Loss on sale of property, plant and equipment	222	70
Other expense	217	-
Changes in assets and liabilities	(21,913)	(10,111)
Net cash provided by operating activities	$ 12,301	$ 13,210

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to our qualified special-purpose bankruptcy remote entity. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges for the nine months ended September 30, 2008 consist of $0.6 million related to the Louisville, Kentucky pension plan termination which is included in the securitization, impairment and other costs line of our Consolidated Statements of Operations.
  Other non-recurring charges for the six months ended June 30, 2007 relate to a periodic accrual of $0.1 million under the one time retention bonus agreement with certain management employees, $0.1 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations, $0.7 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our consolidated statements of operations, and $1.2 million related to the restatement of our 2006 financial statements, as previously disclosed, which are included in the selling, general and administrative expense line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges for the nine months ended September 30, 2008 relate to $1.6 million of non-cash mark to market losses relating to commodity and foreign exchange hedge agreements, which are included in the cost of sales line of our consolidated statements of operations and $2.0 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.
  Other non-cash charges for the nine months ended September 30, 2007 relate to $2.7 million of non-cash expense for management incentive stock options, which is included in the selling, general and administrative expense line of our consolidated statements of operations.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, Vice President CFO
920-748-1634